AD SYSTEMS COMMUNICATIONS, INC.
(FKA NANOASIA LTD.)
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Nanoasia Ltd.	Ad Systems Communications, Inc.	Combined	Pro Forma		Adjusted ProForma
	November 30, 2009	November 30, 2009	Totals	Adjustments	AJE	Totals

ASSETS

Current Assets:
Cash	$2,096	$39,214	$41,310	$(2,096)		$39,214
Accounts Receivable	-	91,170	91,170	-		91,170

Total Current Assets	2,096	130,384	132,480	(2,096)		130,384

Property and Equipment	-	-	-	-		-

TOTAL ASSETS	$2,096	$130,384	$132,480	$(2,096)		$130,384

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable and Accrued Expenses	$21,038	$119,054	$140,092	$(21,038)		$119,054
Related Party Payable	64,000	550,000	614,000	(64,000)		550,000
Other Current Liabilities	-	-	-	-		-

Total Current Liabilities	85,038	669,054	754,092	(85,038)		669,054

Long-Term Liabilities:
Notes Payable	-	-	-	-		-
Capital Leases	-	-	-	-		-

Total Long-Term Payables	-	-	-	-		-

Total Liabilities	85,038	669,054	754,092	(85,038)		669,054

Stockholders' Equity:
Preferred Stock	-	-	-	-		-
Common Stock	9,000	-	9,000	(6,400)	2	6,625
				4,000	3
Additional paid-in Capital	-	174,452	174,452	(9,000)	1	167,827
				6,400	2
				(4,000)	3
Accumulated Deficit	(91,942)	(713,122)	(805,064)	91,942	1	(713,122)

Total Stockholders' Equity	(82,942)	(538,670)	(621,612)	82,942		(538,670)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2,096	$130,384	$132,480	$(2,096)		$130,384

1 To eliminate accumulated deficit of Nanoasia, Ltd to reflect reverse merger.
2 To record cancelation of 6,400,000 shares of common stock.
3 To record issuance of 4,000,000 shares of common stock to acquire 100% of the common shares of Ad Systems Communications, Inc.

AD SYSTEMS COMMUNICATIONS, INC.
(FKA NANOASIA LTD.)
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

	Nanoasia Ltd.	Ad Systems Communications, Inc.				Pro-Forma
	For the Three Months Ended November 30, 2009	For the Eleven Months Ended November 30, 2009	Combined Totals	Pro Forma Adjustments	AJE	Adjusted Combined Totals

REVENUES	$-	$431,909	$431,909	$-		$431,909
COST OF SALES	-	71,279	71,279	-		71,279

GROSS PROFIT	-	360,630	360,630	-		360,630

OPERATING EXPENSES

General and Administrative	1,500	435,243	436,743	-		436,743

Total Operating Expenses	1,500	435,243	436,743	-		436,743

OPERATING LOSS	(1,500)	(74,613)	(76,113)	-		(76,113)

INCOME TAX PROVISION (BENEFIT)	-	-	-	-		-

NET LOSS	$(1,500)	$(74,613)	$(76,113)	$-		$(76,113)

AD SYSTEMS COMMUNICATIONS, INC.
(FKA NANOASIA LTD.)
UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

	Nanoasia Ltd.	Ad Systems Communications, Inc.	Combined	Pro Forma		Adjusted ProForma
	August 31, 2009	December 31, 2008	Totals	Adjustments	AJE	Totals

ASSETS

Current Assets:
Cash	$2,096	$15,282	$17,378	$(2,096)		$15,282
Accounts Receivable	-	-	-	-		-

Total Current Assets	2,096	15,282	17,378	(2,096)		15,282

Property and Equipment	-	-	-	-		-

TOTAL ASSETS	$2,096	$15,282	$17,378	$(2,096)		$15,282

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable and Accrued Expenses	$19,538	$47,589	$67,127	$(19,538)		$47,589
Related Party Payable	64,000	431,750	495,750	(64,000)		431,750
Other Current Liabilities	-	-	-	-		-

Total Current Liabilities	83,538	479,339	562,877	(83,538)		479,339

Long-Term Liabilities:
Notes Payable	-	-	-	-		-
Capital Leases	-	-	-	-		-

Total Long-Term Payables	-	-	-	-		-

Total Liabilities	83,538	479,339	562,877	(83,538)		479,339

Stockholders' Equity:
Preferred Stock	-	-	-	-		-
Common Stock	9,000	-	9,000	(6,400)	2	6,625
				4,025	3
Additional paid-in Capital	-	174,452	174,452	(9,000)	1	167,827
				6,400	2
				(4,025)	3
Accumulated Deficit	(90,442)	(638,509)	(728,951)	90,442	1	(638,509)

Total Stockholders' Equity	(81,442)	(464,057)	(545,499)	81,442		(464,057)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$2,096	$15,282	$17,378	$(2,096)		$15,282

1 To eliminate accumulated deficit of Nanoasia, Ltd to reflect reverse merger.
2 To record cancelation of 6,400,000 shares of common stock.
3 To record issuance of 4,025,000 shares of common stock to acquire 100% of the common shares of Ad Systems Communications, Inc.

AD SYSTEMS COMMUNICATIONS, INC.
(FKA NANOASIA LTD.)
UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

	Nanoasia Ltd.	Ad Systems Communications, Inc.				Pro-Forma
	For the Year Ended August 31, 2009	For the Year Ended December 31, 2008	Combined Totals	Pro Forma Adjustments	AJE	Adjusted Combined Totals

REVENUES	$360	$170,040	$170,400	$-		$170,400
COST OF SALES	-	56,336	56,336	-		56,336

GROSS PROFIT	360	113,704	114,064	-		114,064

OPERATING EXPENSES

General and Administrative	37,978	382,890	420,868	-		420,868

Total Operating Expenses	37,978	382,890	420,868	-		420,868

OPERATING LOSS	(37,618)	(269,186)	(306,804)	-		(306,804)

INCOME TAX PROVISION (BENEFIT)	-	-	-	-		-

NET LOSS	$(37,618)	$(269,186)	$(306,804)	$-		$(306,804)

AD SYSTEMS COMMUNICATIONS, INC.
(FKA NANOASIA LTD.)
Unaudited Combined Pro Forma Statements of Stockholders' Equity (Deficit)

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated Deficit/Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total

Balance, December 31, 2008	-	$-	9,000,000	$9,000	$-	$(90,442)	$(81,442)
(Nanoasia Ltd pre-merger)

Balance, December 31, 2008	-	-	4,000,000	4,400	174,477	(369,323)	(190,446)
(Ad Systems Communications, Inc. pre-merger)

Elimination entries associated with merger	-	-	-	-	(13,425)	90,442	77,017

Retirement of shares associated with Nanoasia Ltd	-	-	(6,400,000)	(6,400)	6,400	-	-

Net (loss) for the year ended December 31, 2008	-	-	-	-	-	(269,186)	(269,186)

Balance, December 31, 2008	-	$-	6,600,000	$7,000	$167,452	$(638,509)	$(464,057)

Notes to Unaudited Pro Forma Consolidated Financial Statements
December 31, 2008

On February 11, 2010, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Ad Systems Communications, Inc., a privately held Oregon corporation (“Ad Systems”), and NanoAsia Acquisition Corp. (“Acquisition Sub”), our newly formed wholly-owned Nevada subsidiary. In connection with the closing of this merger transaction, Ad Systems merged with and into Acquisition Sub (the “Merger”) on February 11, 2010, with the filing of articles of merger with the Nevada secretary of state.  As a result of the Merger, Ad Systems no longer exists and Acquisition Corp. became our wholly-owned subsidiary.

In addition, pursuant to the terms and conditions of the Merger Agreement:

▪ The sole shareholder of all of the capital stock of Ad Systems issued and outstanding immediately prior to the closing of the Merger exchanged his shares into 4,000,000 shares of our common stock. As a result, the sole shareholder of Ad Systems received 4,400,000 newly issued shares of our common stock.

The balance sheets of Nanoasia Ltd and Ad Systems Communications, Inc. are as of August 31, 2009 and December 31, 2008, respectively.  The statement of operations of Nanoasia Ltd and Ad Systems Communications, Inc. are as of the year ended August 31, 2009 and December 31, 2008, respectively.

(1)
Reflects the issuance of 4,000,000 shares of Nanoasia Ltd. for all outstanding shares of Ad Systems Communications, Inc. whereby Ad Systems Communications, Inc. became a wholly owned subsidiary of Nanoasia Ltd.

(2)
Reflects the retirement of 6,400,000 shares owned by our former Chief Executive Officer and sole director, Mr. Ryan Chi Wing So, along with our former Secretary, Sien Ting Cindy Tsang, and our former majority shareholder, Chun Fong Tsang,  who agreed to purchase our former nano-technology business in exchange for the cancellation and return all of their collective common stock into treasury and the forgiveness of debts we owed to them.